Exhibit 99.1

Neonode Reports Quarter Ended June 30, 2025 Financial Results

STOCKHOLM, SWEDEN, August 13, 2025 — Neonode Inc. (NASDAQ: NEON) (“Neonode” or the “Company”) today reported financial results for the three and six months ended June 30, 2025.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED JUNE 30, 2025:

●	Revenues from continuing operations of $0.6 million, a decrease of 25.2% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $2.7 million, an increase of 5.3% compared to the same period in the prior year.

●	Loss from continuing operations of $2.0 million, or $0.12 per share, compared to $1.7 million, or $0.11 per share, for the same period in the prior year.

●	Cash used by operations of $1.7 million, compared to $1.2 million for the same period in the prior year.

●	Cash and accounts receivable of $13.6 million as of June 30, 2025 compared to $17.2 million as of December 31, 2024.

FINANCIAL SUMMARY FOR THE SIX MONTHS ENDED JUNE 30, 2025:

●	Revenues from continuing operations of $1.1 million, a decrease of 31.1% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $5.2 million, a decrease of 1.5% compared to the same period in the prior year.

●	Loss from continuing operations of $3.8 million, or $0.23 per share, compared to $3.4 million, or $0.22 per share, for the same period in the prior year.

●	Cash used by operations of $3.1 million, compared to $3.1 million for the same period in the prior year.

THE CEO’S COMMENTS

“The second quarter of this year continued to see a decline in revenues from our legacy business as demand for our solutions in the printer and automotive infotainment markets maintained their negative trend. Despite these challenges – that we expect to remain until new customers have moved from deployment phase to production phase – we are actively working to expand business opportunities and advance the product roadmap across our two core technology platforms: MultiSensing® and zForce®. This will drive the company’s sustainable future growth and will in time offset the negative trend within the legacy business,” said Daniel Alexus, President & CEO of Neonode.

“For MultiSensing, we continue to build on and invest in being the first mover in fully synthetic, data-driven HMI solutions – where our execution speed will continue to outperform the competition. While we continue to deliver on previously announced customer projects, we will also continue to build strategic partnerships within the automotive sector. In parallel, we are exploring new verticals where our unique value proposition, especially for addressing narrow-vision challenges, can be deployed more rapidly. With the zForce platform, we continue to serve our existing customer base while focusing on new project deliveries.”

“Our continued priority across both platforms is to deliver attractive solutions that address the challenges our customers face and that they see as worth investing in,” concluded Mr. Alexus.

FINANCIAL OVERVIEW FOR THE QUARTER ENDED JUNE 30, 2025

Revenues from continuing operations for the three months ended June 30, 2025 were $0.6 million, a 25.2% decrease compared to the same period in 2024. License revenues were $0.4 million, a decrease of 34.2% compared to the same period in 2024. The decrease was mainly due to lower demand for our legacy customers’ products within printer and passenger car touch applications, offset by revenues from new licensing customers.

Revenues from non-recurring engineering for the three months ended June 30, 2025 were $0.2 million, a 4.3% increase compared to the same period in 2024.

Operating expenses from continuing operations for the three months ended June 30, 2025 were $2.7 million, a 5.3% increase compared to the same period in 2024.

Loss from continuing operations for the three months ended June 30, 2025 was $2.0 million, or $0.12 per share, compared to a loss from continuing operations of 1.7 million, or $0.11 per share for the same period in 2024.

Cash used by operations was $1.7 million in the second quarter of 2025 compared to $1.2 million for the same period in 2024. The increase was primarily due to a lower net loss and fewer component purchases following the phaseout of TSM manufacturing.

Cash and accounts receivable totaled $13.6 million and working capital for continuing operations was $12.1 million as of June 30, 2025, compared to $17.2 million and $16.1 million as of December 31, 2024, respectively. Our financial position and liquidity provide stability and enable us to execute our strategy to secure more licensing opportunities for our innovative technologies.

For more information, please contact:

President and Chief Executive Officer

Pierre Daniel Alexus

E-mail: daniel.alexus@neonode.com

Phone: +46 767 60 29 90

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The Company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced research and development and technology licensing, Neonode’s technology is currently deployed in more than 90 million products, and the Company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$13,238	$16,427
Accounts receivable and unbilled revenues, net	365	732
Contract assets	240	51
Prepaid expenses and other current assets	521	475
Current assets of discontinued operations	41	-
Total current assets	14,405	17,685

Non-current assets:
Property and equipment, net	99	62
Operating lease right-of-use assets, net	554	634
Total non-current assets	653	696
Total assets	$15,058	$18,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$231	$229
Accrued payroll and employee benefits	1,076	760
Accrued expenses	551	404
Contract liabilities	63	-
Current portion of finance lease obligations	12	2
Current portion of operating lease obligations	282	225
Total current liabilities	2,215	1,620

Non-current liabilities
Finance lease obligations, net of current portion	21	-
Operating lease obligations, net of current portion	170	319
Total non-current liabilities	191	319
Total liabilities	2,406	1,939

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, with par value of $0.001; no shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively.	-	-
Common stock, 25,000,000 shares authorized, with par value of $0.001; 16,782,922 and 16,782,922 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively.	17	17
Additional paid-in capital	240,955	240,955
Accumulated other comprehensive loss	(639)	(450)
Accumulated deficit	(227,681)	(224,080)
Total stockholders’ equity	12,652	16,442
Total liabilities and stockholders’ equity	$15,058	$18,381

NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenues:
License fees	$404	$614	$901	$1,387
Non-recurring engineering	195	187	211	228
Total revenues	599	801	1,112	1,615

Cost of revenues:
Non-recurring engineering	6	24	15	41
Total cost of revenues	6	24	15	41
Gross margin	593	777	1,097	1,574

Operating expenses:
Research and development	1,074	975	2,049	1,870
Sales and marketing	596	544	1,238	1,360
General and administrative	1,033	1,047	1,885	2,019
Total operating expenses	2,703	2,566	5,172	5,249

Operating loss	(2,110)	(1,789)	(4,075)	(3,675)
Other income, net	126	123	281	303
Loss before provision for income taxes	(1,984)	(1,666)	(3,794)	(3,372)
Provision for income taxes	-	11	(10)	21
Loss from continuing operations	(1,984)	(1,677)	(3,784)	(3,393)
Income (loss) from discontinued operations	116	(18)	183	(386)
Net loss	$(1,868)	$(1,695)	$(3,601)	$(3,779)

Loss per common share:
Basic and diluted loss per share from continuing operations	$(0.12)	$(0.11)	$(0.23)	$(0.22)
Basic and diluted loss per share from discontinued operations	0.01	-	0.01	(0.03)
Basic and diluted loss per share(a)	$(0.11)	$(0.11)	$(0.21)	$(0.25)
Basic and diluted – weighted average number of common shares outstanding	16,783	15,359	16,783	15,359

(a)	Does not sum due to rounding.

NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net loss	$(1,868)	$(1,695)	$(3,601)	$(3,779)

Other comprehensive loss:
Foreign currency translation adjustments	(55)	(32)	(189)	(66)
Other comprehensive loss	(55)	(32)	(189)	(66)
Comprehensive loss	$(1,923)	$(1,727)	$(3,790)	$(3,845)

NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
Balances, December 31, 2024	16,783	$17	$240,955	$(450)	$(224,080)	$16,442
Foreign currency translation adjustment	-	-	-	(134)	-	(134)
Net loss	-	-	-	-	(1,733)	(1,733)
Balances, March 31, 2025	16,783	$17	$240,955	$(584)	$(225,813)	$14,575
Foreign currency translation adjustment	-	-	-	(55)	-	(55)
Net loss	-	-	-	-	(1,868)	(1,868)
Balances, June 30, 2025	16,783	$17	$240,955	$(639)	$(227,681)	$12,652

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
Balances, December 31, 2023	15,359	$15	$235,158	$(396)	$(217,614)	$17,163
Stock-based compensation	-	-	2	-	-	2
Foreign currency translation adjustment	-	-	-	(34)	-	(34)
Net loss	-	-	-	-	(2,084)	(2,084)
Balances, March 31, 2024	15,359	$15	$235,160	$(430)	$(219,698)	$15,047
Stock-based compensation	-	-	1	-	-	1
Foreign currency translation adjustment	-	-	-	(32)	-	(32)
Net loss	-	-	-	-	(1,695)	(1,695)
Balances, June 30, 2024	15,359	$15	$235,161	$(462)	$(221,393)	$13,321

NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,601)	$(3,779)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	-	3
Loss on disposal of assets	-	18
Depreciation and amortization	23	40
Amortization of operating lease right-of-use assets	170	34
Inventory impairment loss	-	286
Recoveries of bad debt	(101)	-
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenues, net	239	(344)
Inventory	-	89
Prepaid expenses and other current assets	11	362
Accounts payable, accrued payroll and employee benefits, and accrued expenses	253	149
Contract liabilities	63	41
Operating lease obligations	(167)	(34)
Net cash used in operating activities	(3,110)	(3,135)

Cash flows from investing activities:
Purchase of property and equipment	(15)	(37)
Proceeds from sale of property and equipment	-	190
Net cash provided by (used in) investing activities	(15)	153

Cash flows from financing activities:
Principal payments on finance lease obligations	(5)	(13)
Net cash used in financing activities	(5)	(13)

Effect of exchange rate changes on cash and cash equivalents	(59)	(53)

Net change in cash and cash equivalents	(3,189)	(3,048)
Cash and cash equivalents at beginning of period	16,427	16,155
Cash and cash equivalents at end of period	$13,238	$13,107

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10	$21
Cash paid for interest	$-	$1

Supplemental disclosure of non-cash investing and financial activities:
Property and equipment obtained in exchange for finance lease obligations	$34	$-